Exhibit s

POWER OF ATTORNEY

The undersigned, Enrique Vila del Corral, Carlos J. Nido, Gabriel Pagán Pedrero, Luis M. Pellot-González, Clotilde Pérez and Jorge I. Vallejo, Directors of Puerto Rico Residents Tax-Free Fund, Inc., Puerto Rico Residents Tax-Free Fund II, Inc., Puerto Rico Residents Tax-Free Fund III, Inc., Puerto Rico Residents Tax-Free Fund IV, Inc., Puerto Rico Residents Tax-Free Fund V, Inc., Puerto Rico Residents Tax-Free Fund VI, Inc. and Puerto Rico Residents Bond Fund I (collectively, the “Fund”), hereby authorize Luis Aníbal Avilés and Javier Rubio Flores and Leslie Highley, Jr., or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-2, filed for the Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Fund or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 24th day of June, 2022.

Signature	Title	Signature	Title

/s/ Carlos J. Nido	Director	/s/ Clotilde Pérez	Director
Carlos J. Nido		Clotilde Pérez

/s/ Gabriel Pagán Pedrero	Director	/s/ Jorge I. Vallejo	Director
Gabriel Pagán Pedrero		Jorge I. Vallejo

/s/ Luis M. Pellot-González	Director	/s/ Enrique Vila del Corral	Director
Luis M. Pellot-González		Enrique Vila del Corral